                          CERTIFICATE OF INCORPORATION
                                       OF
                          RDO EQUIPMENT CO. - DELAWARE


                                     ARTICLE
                                       I.
The name of this corporation is RDO Equipment Co. - Delaware (the
"Corporation").

                                     ARTICLE
                                       II.

The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

                                     ARTICLE
                                      III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                     ARTICLE
                                       IV.
The aggregate number of shares of stock which the Corporation shall have authority to issue is ____________ Million (__________) shares, of which __________ Million (__________) shares shall be designated Class A Common Stock, $.01 par value ("Class A Common Stock"), __________ Million (__________) shares shall be designated Class B Common Stock, $.01 par value ("Class B Common Stock"), and __________ Million (__________) shares shall be designated preferred stock, $.01 par value ("Preferred Stock").

     1. COMMON STOCK. The Class A Common Stock and the Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Article IV.

     2. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally


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fixing the number of shares of such series.  Except as may be provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the shares of the Class A Common Stock and Class B Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes.

     3. DIVIDENDS ON COMMON STOCK. Dividends may be paid on either or both the Class A Common Stock and Class B Common Stock as and when declared by the Board of Directors of the Corporation out of funds of the Corporation legally available for the payment of dividends, except that so long as any shares of Class B Common Stock are outstanding:

          (a) No dividend (other than a dividend payable in shares of the Corporation in the manner provided in paragraph 3(b) below) shall be declared or paid upon either class of Common Stock unless such dividend, at the same rate per share, is simultaneously declared and paid upon both classes of Common Stock.

          (b) Stock dividends declared and paid on the Class A Common Stock shall be payable solely in shares of Class A Common Stock and stock dividends declared and paid on the Class B Common Stock shall be payable solely in shares of Class B Common Stock. No stock dividend may be declared or paid on the Class A Common Stock unless a stock dividend payable in shares of Class B Common Stock, proportionately on a per share basis, is simultaneously declared and paid on the Class B Common Stock. No stock dividend may be declared or paid on the Class B Common Stock unless a stock dividend payable in shares of Class A Common Stock, proportionately on a per share basis, is simultaneously declared and paid on the Class A Common Stock.

     4. TREATMENT OF COMMON STOCK ON LIQUIDATION. The holders of Class A Common Stock and Class B Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

     5. VOTING RIGHTS. Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to four votes per share on all matters to be voted on by the stockholders of the Corporation. Except as otherwise provided in paragraph 14 of this Article IV or as otherwise required by applicable law, holders of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters to be voted on by the stockholders of the Corporation.

     6. TRANSFER OF CLASS B COMMON STOCK. No person holding shares of Class B Common Stock may transfer, and the Corporation shall not register the transfer of such shares of Class B Common Stock, whether by sale, assignment, exchange, gift, bequest, appointment or otherwise, except to a "Permitted Transferee."
The term "Permitted Transferee" shall mean any trust that is established by Ronald D. Offutt ("Offutt") for estate planning purposes that provides for distribution to Offutt's beneficiaries of shares of Class B Common Stock upon Offutt's death, provided that Offutt retains voting control with respect to such shares of Class B Common Stock until his death.

          (a) If any shares of Class B Common Stock are acquired by any person who is not a Permitted Transferee, all shares of Class B Common Stock then held by such person shall be deemed, without further act on the part of any person, to be converted into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock.

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          (b)  Notwithstanding anything to the contrary set forth in this
     Article IV, Offutt may pledge his shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; provided, however, that (i) Offutt at all times retains voting control with respect to such pledged shares until an event of foreclosure or similar action, and (ii) such shares shall not be transferred to or registered in the name of any such pledgee and shall remain subject to the provisions of this paragraph (b). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock shall be deemed, without further act on the part of any person, to be converted into shares of Class A Common Stock and transferred to the pledgee.

          (c) Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Common Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note or cause to be noted on the certificates for shares of Class B Common Stock, the existence of the restrictions on transfer and registration of transfer imposed by this paragraph 6.

     7.   OPTIONAL CONVERSION OF CLASS B COMMON STOCK.

          (a) Each share of Class B Common Stock may, at any time, be converted, at the option of the holder thereof, into one fully paid and nonassessable share of Class A Common Stock. Such right shall be exercised by the surrender of the certificate representing such shares of Class B Common Stock to be converted at the office of the Corporation or its transfer agent (the "Transfer Agent") during normal business hours accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) an instrument of transfer, in a form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, together with any funds in the amount of any applicable transfer tax (unless provision satisfactory to the Corporation is otherwise made therefor), if required pursuant to paragraph 7(c) below.

          (b) As promptly as practical after the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in paragraph 7(a) above and the payment of funds in any amount required by the provisions of paragraphs 7(a) and 7(c), the Corporation shall deliver or cause to be delivered at its office or at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock, and all rights of the holder of such shares of Class B Common Stock as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute a transfer to the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued as the recordholder or holders thereof for all purposes

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     effective immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

          (c) The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or similar tax in respect to such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that any such tax has been paid.

     8. MANDATORY CONVERSION OF CLASS B COMMON STOCK. Upon the death of Offutt or the transfer of shares of Class B Common Stock to any person other than a Permitted Transferee, then, without further act on the part of any person, each share of Class B Common Stock issued and outstanding (in the case of Offutt's death) or each share of Class B Common Stock transferred to a person other than a Permitted Transferee (in the case of such a transfer) shall be converted to one fully paid and nonassessable share of Class A Common Stock. Upon any such conversion, stock certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Class A Common Stock, and any outstanding right to receive Class B Common Stock shall automatically become the right to receive a like number of shares of Class A Common Stock.

     9. NO CONVERSION OF CLASS A COMMON STOCK. The holders of Class A Common Stock shall not be entitled to convert shares of Class A Common Stock into shares of Class B Common Stock.

     10. REPURCHASES OF COMMON STOCK. Subject to any applicable provisions of this Article IV, the Corporation may, at any time or from time to time, purchase or otherwise acquire shares of its Common Stock of either class in any manner now or hereafter permitted by law, publicly or privately, or pursuant to any agreement.

     11. SUBDIVISION OR COMBINATION OF COMMON STOCK. The shares of Common Stock of either class shall not be subdivided by a stock split, reclassification or otherwise or combined by reverse stock split, reclassification or otherwise unless, at the same time, the shares of Common Stock of both classes are proportionately, on a per share basis, so subdivided or combined.

     12. COVENANT TO RESERVE CLASS A COMMON STOCK. The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock; provided, however, that nothing contained in this paragraph 12 shall be construed to preclude the Corporation from satisfying its obligations with respect to the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the Corporation will use reasonable efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation covenants that all shares of Class A Common Stock which shall be issued upon conversion of shares of Class B Common Stock, will, upon issue, be fully paid and nonassessable and not entitled to any preemptive rights.

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

     13. TREATMENT OF COMMON STOCK ON CONSOLIDATION OR MERGER. In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of each class of Common Stock shall be entitled to receive the same per share consideration as the per share consideration, if any, received by any holder of each other class of Common Stock in such merger or consolidation.


     14. LIMITATION ON ISSUANCE OF CLASS B COMMON STOCK. Following the initial issuance of shares of Class B Common Stock to Offutt in exchange for all outstanding shares of Class A Common Stock then held by Offutt, such Class B Common Stock shall be issued by the Corporation only (i) in payment of a stock dividend on then outstanding shares of Class B Common Stock as provided in paragraph 3(b) of this Article IV or (ii) in connection with a stock split, reclassification or other subdivision of then outstanding shares of Class B Common Stock as provided in paragraph 11 of this Article IV, unless such further issuance shall have been approved by the holders of a majority of the voting power of the shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

     15. STATUS OF REACQUIRED CLASS B COMMON STOCK. Shares of Class B Common Stock converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired by the Corporation in any manner, shall be retired and shall not thereafter be reissued. At such time as a certificate that identifies the shares to be retired, states that reissuance of such shares is prohibited and recites the retirement of such shares shall be executed, acknowledged and filed in accordance with applicable law, then, without further act on the part of any person, this Certificate of Incorporation of the Corporation shall be deemed to be amended so as to reduce accordingly the number of authorized shares of Class B Common Stock.

     16. ISSUANCE OF STOCK. Except as provided in paragraph 14 above, shares of capital stock of the Corporation may be issued by the Corporation from time to time in such amounts and proportions and for such consideration as may be fixed and determined from time to time by the Board of Directors and as shall be permitted by law. Except as may be provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, no holder of shares of the capital stock of the Corporation shall be entitled to any preemptive right to subscribe to any new or additional shares of capital stock of the Corporation or securities convertible into shares of capital stock, whether now or hereafter authorized.

     17. UNCLAIMED DIVIDENDS. Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, that are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be deemed to be extinguished and abandoned, and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

     18.  AMENDMENT AND WAIVER.  No amendment or waiver of any provision of this
Article IV shall be effective without the prior approval of the holders of a majority of the voting power of the shares of Class A Common Stock and Class B Common Stock, each voting separately as a class. Notwithstanding the foregoing, unless otherwise required by applicable law, an amendment to this Article IV to increase the number of authorized shares of Class B Common Stock solely in connection with payment of a stock dividend on then outstanding shares of Class B Common Stock as provided in paragraph 3(b) of this Article IV or in connection with a stock split, reclassification or other subdivision of then outstanding shares of Class B Common Stock as provided in paragraph 11 of this Article IV shall

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only require the prior approval of the holders of a majority of the voting power of the shares of Class B Common Stock, voting separately as a class.

                                     ARTICLE
                                       V.

     The name and mailing address of the incorporator is:

     NAME                          MAILING ADDRESS
     ----                          ----------------

     Gary M. Nelson                Oppenheimer Wolff & Donnelly
                                   45 South Seventh Street
                                   Suite 3400
                                   Minneapolis, MN  55402

                                     ARTICLE
                                       VI.

     Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding voting stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

                                     ARTICLE
                                      VII.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

                                     ARTICLE
                                      VIII.

     The Corporation shall indemnify, to the full extent authorized or permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior to such amendment), any person who was or is made or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; provided, however, that the Corporation shall not indemnify any director or officer in connection with any action by such director or officer against the Corporation unless the Corporation shall have consented to such action. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation. No amendment or repeal of this Article VIII shall apply


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to or have any effect on any right to indemnification provided hereunder with respect to any acts or omission occurring prior to such amendment or repeal.

                                     ARTICLE
                                        IX.

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. No amendment to or repeal of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                     ARTICLE
                                        X.

     The Corporation reserves the right to amend, alter, change, or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     ARTICLE
                                         XI.

     Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     The undersigned being the incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this ______ day of ________________, 1996.


                                                      -----------------------
                                                      Gary M. Nelson



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